Exhibit 99.1

Professional Diversity Network, Inc. Announces First Quarter 2015 Financial Results

CHICAGO, May 14, 2015 (GLOBE NEWSWIRE) -- Professional Diversity Network, Inc. (“PDN”) (NASDAQ:IPDN), a developer and operator of online networks that provide access to employment opportunities for diverse professionals in the United States, announced today its quarterly financial results for the quarter ended March 31, 2015.

The Company will host a conference call at 4:30 pm Eastern Time today to discuss the financial results. Please call (877) 407-9205 (US toll free) or (201) 689-8054 (International) to participate in the call, no passcode needed. A replay of this conference call will also be available following the call at http://investor.prodivnet.com.

Highlights include:

•	Year over Year revenue for the first quarter increased from $1.2M Q1, 2014 to $10.7M Q1 2015.

•	Net cash used in operations reduced significantly from $4.9M in Q4 of 2014 to $465K in Q1 of 2015

•	Cash and short term investments at the end of Q1 were $5.8M and the company raised an additional $5M, ($4.4M net of fees), in April 2015.

First Quarter 2015 Highlights:

The Company increased revenues and decreased cash used in operations significantly in the first quarter of 2015 versus the fourth quarter of 2014. Revenue in Q4 2014 was $7.8M versus $10.7M in Q1 2015. Positive results accelerated in the last month of the quarter, with March showing the most progress of the quarter, partially due to expense reductions that are taking effect.

New registered users increased in March of 2015 by 218,000 versus 37,000 in March of 2014 and the Company has eclipsed the 10 million registered user milestone overall, with one million visits to its websites in a month. New user registration continued to increase in April 2015, as the company registered 256,000 new users.

Total operating expenditures during the first quarter of 2015 increased over the same period one year prior, from $1,790,000 to $13,206,000 in Q1 2015 attributable primarily to the investment in and integration of recent mergers, NAPW and Noble Voice.

As of March 31, 2015 the Company had $5,812,000 in cash and short-term investments and $10,488,000 in current assets, which represents a decrease of $1,357,000 in current assets from the year ended December 31, 2014, due to operating losses of the Company.

 “Our diversity recruitment business is significantly enhanced by our recent purchases of Noble Voice and NAPW. Over the past several months we invested heavily in fortifying and integrating our two new business units into the greater whole of the Professional Diversity Network,” said Jim Kirsch, CEO. Jim continued, “Our senior executive team is focused on continuing to leverage the integrated assets we have acquired to provide more value for our users, members, clients, and stockholders. As part of this integration we are scheduled to further reduce operating expenses an additional $3.5M between the end of Q1 and the end of Q3 2015. Our outlook is positive and we are experiencing favorable market conditions resulting from an increasingly strong labor market, which correspondingly stimulates demand for diverse talent.”

	Three Months Ended March 31,
	2015	2014

Revenues
Recruitment services	$846,662	$816,343
Consumer advertising and marketing solutions	72,301	421,310
Membership fees and related services	6,788,680	-
Lead generation	2,759,104	-
Products sales and other	235,693	-
Total revenues	10,702,440	1,237,653

Costs and expenses:
Cost of revenues	1,711,546	366,471
Sales and marketing	6,615,511	796,444
General and administrative	3,943,681	535,696
Depreciation and amortization	934,923	90,907
Total costs and expenses	13,205,661	1,789,518

Loss from operations	(2,503,221)	(551,865)

Other (expense) income
Interest expense	(45,631)	-
Interest and other income	16,058	66,246
Other (expense) income, net	(29,573)	66,246

Change in fair value of warrant liability	20,290	43,809

Loss before income tax benefit	(2,512,504)	(441,810)
Income tax benefit	(969,626)	(179,267)
Net loss	$(1,542,878)	$(262,543)

Net loss per common share, basic and diluted	$(0.12)	$(0.04)

Weighted average shares used in computing net loss per common share:
Basic and diluted	12,719,689	6,316,207

	March 31,	December 31,
	2015	2014
	(Unaudited)
Current Assets:
Cash and cash equivalents	$3,534,791	$1,519,467
Accounts receivable	2,981,181	3,448,748
Short-term investments	2,277,240	5,198,878
Incremental direct costs	1,038,572	900,868
Prepaid license fee	281,250	337,500
Prepaid expenses and other current assets	316,318	381,057
Deferred tax asset	58,200	58,200
Total current assets	10,487,552	11,844,718

Property and equipment, net	788,274	874,769
Capitalized technology, net	497,719	526,070
Goodwill	45,180,531	45,180,531
Intangible assets, net	14,203,138	14,934,225
Merchant reserve	1,165,959	860,849
Security deposits	376,160	371,310
Total assets	$72,699,333	$74,592,472

Current Liabilities:
Accounts payable	$4,561,370	$4,941,135
Accrued expenses	1,204,565	549,727
Deferred revenue	10,387,133	10,078,938
Customer deposits	281,250	337,500
Notes payable	1,357,582	1,389,386
Note payable - related party	439,790	437,186
Warrant liability	73,499	93,789
Capital lease obligations	15,232	15,232
Total current liabilities	18,320,421	17,842,893

Deferred rent	45,713	25,946
Deferred tax liability	2,111,985	3,081,611
Total liabilities	20,478,119	20,950,450

Commitments and contingencies

Stockholders' Equity
Common stock, $0.01 par value; 25,000,000 shares authorized; 12,928,072 shares issued as of March 31, 2015 and December 31, 2014; and 12,719,689 shares outstanding as of March 31, 2015 and December 31, 2014	127,280	127,280
Additional paid in capital	58,768,392	58,646,322
Accumulated deficit	(6,637,341)	(5,094,463)
Treasury stock, at cost; 8,382 shares at March 31, 2015 and December 31, 2014	(37,117)	(37,117)
Total stockholders' equity	52,221,214	53,642,022

Total liabilities and stockholders' equity	$72,699,333	$74,592,472

About Professional Diversity Network (PDN)
Professional Diversity Network, Inc. (PDN) is an Internet software and services company that develops and operates online professional networking communities dedicated to serving diverse professionals in the United States and employers seeking to hire diverse talent. Our subsidiary, National Association of Professional Women (NAPW), is one of the largest, most recognized networking organizations of professional women in the country, spanning more than 200 industries and professions. Through an online platform and our relationship recruitment affinity groups, we provide our employer clients a means to identify and acquire diverse talent and assist them with their efforts to comply with the Equal Employment Opportunity Office of Federal Contract Compliance Program. Our mission is to utilize the collective strength of our affiliate companies, members, partners and unique proprietary platform to be the standard in business diversity recruiting, networking and professional development for women, minorities, veterans, LGBT and disabled persons globally.

Forward-Looking Statements
This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on March 31, 2015. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K filed on March 31, 2015, together with this press release and the financial information contained herein, are available on our website, www.prodivnet.com. Please click on "Investor Relations."

CONTACT: Professional Diversity Network, Inc.
 David Mecklenburger, CFO
 312-614-0944
 dmecklenburger@prodivnet.com

Corporate Services Advisor
 Merriman Capital, Inc.*
 Alexandra Petek
 415-248-5681
 apetek@merrimanco.com
 *Member FINRA / SIPC